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                                                                  Exhibit (c)(4)

                    SHAREHOLDER TENDER AND VOTING AGREEMENT


        AGREEMENT dated as of June 23, 1999 among COMP Acquisition Co., a California corporation ("Buyer"), and the holders (the "Shareholders") of the shares of Common Stock, no par value (the "Shares"), of Data Processing Resources Corporation, a California corporation (the "Company"), listed on the signature pages hereof.

        In order to induce Buyer and Compuware Corporation, a Michigan corporation ("Parent") and the owner of 100% of the outstanding capital stock of Buyer, to enter into an Agreement and Plan of Merger with the Company (the "Merger Agreement"), Buyer has requested the Shareholders, and the Shareholders have agreed, to enter into this Agreement. Capitalized terms used and not defined herein have the meanings given in the Merger Agreement.

        The parties hereto agree as follows:


                                    ARTICLE I
                             TENDER OFFER AND MERGER

        SECTION 1.1. Tender of Shares. (a) Each Shareholder hereby agrees, pursuant to the terms and subject to the conditions set forth herein, to tender in the Offer all Shares currently owned by such Shareholder as set forth on the signature pages hereto and any additional Shares acquired by such Shareholder (whether by purchase or otherwise) after the date of this Agreement (such "Shareholder's Shares" and, collectively, the "Shareholder Shares").

        (b) Within five business days of the commencement of the Offer and within one business day of any acquisition by each Shareholder of any additional Shares, each Shareholder shall deliver to the depositary (the "Depositary") designated in the Offer (i) a letter of transmittal with respect to such Shareholder's Shares complying with the terms of the Offer together with instructions directing the Depositary to make payment for such Shares directly to the Shareholder, (ii) a certificate or certificates representing such Shareholder's Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the "Tender Documents").

        (c) Unless and until the Merger Agreement shall have been terminated pursuant to its terms, no Shareholder shall, subject to applicable law, withdraw any tender effected in accordance with Section 1.1(b).


        SECTION 1.2. Voting of Shares. If the Offer, and Shareholder's tender pursuant thereto, is not consummated, and the approval by the Company's shareholders of the Merger Agreement and the Merger is sought, until termination of the Merger Agreement, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall cause all Shares owned of record or beneficially (over which beneficially-owned Shares Shareholder exercises voting power)



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to be voted (i) in favor of adoption and approval of the Merger Agreement and approval of the Merger and (ii) against approval of (a) any proposal made in opposition to or in competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent or its affiliates or (c) any liquidation or winding up of Company.


        SECTION 1.3. No Transfer. Until the earlier of the termination of this Agreement or the record date for the meeting at which shareholders of Company are asked to vote upon adoption and approval of the Merger Agreement and approval of the Merger, except pursuant to Shareholder's tender in the Offer, or as may be required by the foreclosure on any encumbrance secured by such Shareholder's Shares as of the date hereof or court order, each Shareholder agrees not to sell, pledge, encumber, transfer, dispose of, or grant an option with respect to, any of such Shareholder's Shares.


        SECTION 1.4. No Option Exercise. During the period commencing with the consummation of the Offer and ending at the Effective Time of the Merger, each Shareholder agrees not to exercise any stock option issued by the Company, or any other security exercisable for, or convertible into, Shares or other capital stock of the Company.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

        Each of the Shareholders severally represents and warrants to Buyer that:

        SECTION 2.1. Valid Title. Such Shareholder is the sole, true, lawful and beneficial owner of such Shareholder's Shares with no restrictions on such Shareholder's rights of disposition pertaining thereto.

        SECTION 2.2. Authority; Noncontravention. Such Shareholder has the requisite power and authority to enter into this Agreement and to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person). This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Shareholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Shareholder or result in the imposition of any lien on any asset of such Shareholder. No consent, approval, order or authorization of, or



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registration, declaration or filing with or exemption by any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

        SECTION 2.3. Total Shares. The number of Shares set forth on the signature pages hereto are the only Shares beneficially owned by such Shareholder and, except as set forth on such signature pages, the beneficial owner or owners of such Shareholder's Shares owns or own no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has or have no other interest in or voting rights with respect to any securities of the Company.

        SECTION 2.4. No Brokers. No investment banker, broker or finder is entitled to a commission or fee from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

        Buyer represents and warrants to each of the Shareholders that:

        SECTION 3.1. Corporate Power and Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.


                                   ARTICLE IV
                                  MISCELLANEOUS

        SECTION 4.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        SECTION 4.2. Conduct of Shareholders. Such Shareholder will not (a) take, agree or commit to take any action that would make any representation and warranty of such Shareholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (b) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.



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        SECTION 4.3. Specific Performance. The parties hereto agree that Buyer may be irreparably damaged if for any reason any Shareholder failed to tender in the Offer, and to not withdraw, such Shareholder's Shares in accordance with the terms of this Agreement or to perform any of its other obligations under this Agreement, and that Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Shareholder. This provision is without prejudice to any other rights that Buyer may have against any Shareholder for any failure to perform its obligations under this Agreement.

        SECTION 4.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to such party at its address set forth on the signature page hereto or to such other address as such party may have furnished to the other parties in writing in accordance herewith.

        SECTION 4.5. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement may be terminated by any of the parties hereto upon written notice to the other parties hereto on or after the earlier of (a) the date that Shares are accepted for payment in the Offer and (b) the date that the Merger Agreement terminates in accordance with its terms.

        SECTION 4.6. Successors and Assigns. The provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Buyer may assign its rights and obligations to any affiliate of Buyer and provided, further, that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Buyer.

        SECTION 4.7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of California without giving effect to the principles of conflicts of laws thereof.

        SECTION 4.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.



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        The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            COMP ACQUISITION CO.


                                            By:    /s/  Thomas Costello, Jr.
                                            ------------------------------------
                                            Title: Vice President
                                            c/o Compuware Corporation
                                            31440 Northwestern Highway
                                            Farmington Hills, Michigan 48334
                                            Attention:  General Counsel
                                            Facsimile:  248-737-7690

                  Shares Owned              SHAREHOLDERS:


                     2,034,150              /s/  Mary Ellen Weaver
                                            ------------------------------------
                                            Mary Ellen Weaver
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                        90,000              /s/  David M. Connell
                                            ------------------------------------
                                            David M. Connell
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                           342              /s/  Richard E. Earley
                                            ------------------------------------
                                            Richard E. Earley
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                         4,000              /s/  Thomas A. Vadnais
                                            ------------------------------------
                                            Thomas A. Vadnais
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612



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                         12.77              /s/  James A. Adams
                                            ------------------------------------
                                            James A. Adams
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                             0              /s/  Richard D. Tipton
                                            ------------------------------------
                                            Richard D. Tipton
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                         1,214              /s/  Phoebe Stenton
                                            ------------------------------------
                                            Phoebe Stenton
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                             0              /s/  Michael Okada
                                            ------------------------------------
                                            Michael Okada
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612

                        12,016              /s/  Paulette J. Suiter
                                            ------------------------------------
                                            Paulette J. Suiter
                                            c/o Data Processing Resources
                                            Corporation
                                            18301 Von Karman, Suite 600
                                            Irvine, California 92612



           [SIGNATURE PAGE TO SHAREHOLDER TENDER AND VOTING AGREEMENT]



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                       162,972              /s/  Robert J. Gallagher
                                            ------------------------------------
                                            Robert J. Gallagher
                                            c/o Systems & Programming
                                            Consultants
                                            212 Tryon Street, Suite 700
                                            Charlotte, North Carolina 28281

                       709,576              /s/  Thomas G. Carlisle
                                            ------------------------------------
                                            Thomas G. Carlisle
                                            c/o Systems & Programming
                                            Consultants
                                            212 Tryon Street, Suite 700
                                            Charlotte, North Carolina 28281

                       100,000              /s/  J. Christopher Lewis
                                            ------------------------------------
                                            J. Christopher Lewis
                                            c/o Riordan, Lewis and Haden
                                            300 S. Grand Avenue, 29th Floor
                                            Los Angeles, California 90071

                        74,800              /s/  Patrick C. Haden
                                            ------------------------------------
                                            Patrick C. Haden
                                            c/o Riordan, Lewis and Haden
                                            300 S. Grand Avenue, 29th Floor
                                            Los Angeles, California 90071

                       900,000*             /s/  Richard J. Riordan
                                            ------------------------------------
                                            Richard J. Riordan*
                                            200 Spring Street
                                            Los Angeles, California 90012

        * The representations, warranties and covenants made by Mr. Riordan in this Agreement are limited to 700,000 Shares currently owned by Mr. Riordan, and do not include or extend to an additional 200,000 Shares currently owned by Mr. Riordan. Mr. Riordan's obligation under Section 1.1(b) of this Agreement to deliver Tender Documents with respect to such 700,000 Shares shall be satisfied if such Tender Documents are delivered to the Depositary no later than two business days prior to the initial expiration date of the Offer.



           [SIGNATURE PAGE TO SHAREHOLDER TENDER AND VOTING AGREEMENT]



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